As filed with the U.S. Securities and Exchange Commission on May 24, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PANDORA MEDIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3352630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2101 Webster Street, Suite 1650

Oakland, CA 94612

(510) 451-4100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Roger J. Lynch

President and Chief Executive Officer

Pandora Media, Inc.

2101 Webster Street, Suite 1650

Oakland, CA 94612

(510) 451-4100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Steve Bené General Counsel Pandora Media, Inc. 2101 Webster Street, Suite 1650 Oakland, CA 94612 (510) 451-4100	Martin A. Wellington Sidley Austin LLP 1001 Page Mill Road Building 1 Palo Alto, CA 94304 (650) 565-7000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.0001 per share	—	—	—	—
Preferred Stock	—	—	—	—
Warrants	—	—	—	—
TOTAL:	—	—	—	—

(1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

WARRANTS

From time to time, we or any selling stockholder may offer and sell common stock, par value $0.0001 per share (“Common Stock”), preferred stock or warrants. We will provide the specific terms of any offering, the offered securities and, if applicable, the identity of the selling stockholders in supplements to this prospectus. We will not receive any proceeds from sales by selling stockholders. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

We or any selling stockholder may sell the securities to or through underwriters and also directly to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “P.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Our principal executive offices are located at 2101 Webster Street, Suite 1650, Oakland, CA 94612, and our telephone number is (510) 451-4100.

Investing in these securities involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and under similar headings in other documents that are incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2018

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable supplement to this prospectus. Neither we nor any selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospectus may have changed since those dates. Unless we have indicated otherwise or the context requires, the terms “Pandora,” the “company,” “us,” “we” and “our” refer to Pandora Media, Inc. and its subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we or any selling stockholders may sell, from time to time, any combination of the securities described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, a prospectus supplement or free writing prospectus containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement or free writing prospectus may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should carefully read this prospectus, any prospectus supplement, any applicable free writing prospectuses we may prepare, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision.

Neither this prospectus nor any accompanying prospectus supplement constitutes an offer, or an invitation on our behalf or on behalf of any selling stockholders or any agent, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington DC, 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, including annual, quarterly and current reports, proxy statements and other information, which you can access over the Internet at http://www.sec.gov. Our Common Stock is listed on the New York Stock Exchange (NYSE: P), and you can obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, is available free of charge through our website at http://investor.pandora.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on February 26, 2018;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, as filed with the SEC on May 4, 2018;

•	the description of our Common Stock contained in the Registration Statement on Form 8-A, filed with the SEC on June 8, 2011, including any amendment or report filed to update the description therein; and

•	our Current Reports on Form 8-K filed on January 4, 2018, January 31, 2018 and May 24, 2018.

You may request, and we will provide you with, a copy of these filings at no cost by calling us at (510) 451-4100 or by writing to us at the following address: Attention: Investor Relations, Pandora Media, Inc., 2101 Webster Street, Suite 1650, Oakland, CA 94612.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that are not historical in nature, are predictive, or that depend upon or refer to future events or conditions or contain forward-looking statements. Statements including, but not limited to, statements regarding the extent and timing of future revenues and expenses and customer demand, statements regarding the deployment of our products, statements regarding our reliance on third parties and other statements using words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “projects,” “should,” “will” and “would,” and words of similar import and the negatives thereof, constitute forward-looking statements. These statements are predictions based upon our current expectations about future events. Actual results could vary materially as a result of certain factors, including, but not limited to, those expressed in these statements. We refer you to the risks discussed in our other filings with the SEC incorporated by reference herein, which identify important risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. The discussion of risks and uncertainties set forth in those filings should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make in this prospectus or in the documents incorporated by reference herein speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

PANDORA MEDIA, INC.

Pandora is the world’s most powerful music discovery platform, offering a personalized experience for each of our listeners wherever and whenever they want to listen to music—whether through mobile devices, car speakers or connected devices in the home. Unlike traditional radio that broadcasts the same content at the same time to all of their listeners, we enable our listeners to create personalized stations and playlists, as well as search and play songs and albums on-demand. The Music Genome Project and our content programming algorithms power our ability to predict listener music preferences, play music content suited to the tastes of each individual listener and introduce listeners to the music we think they will love. The Music Genome Project is a database of over 1.5 million uniquely analyzed songs from over 250 thousand artists, spanning over 660 genres and sub-genres, which our team of trained musicologists has developed one song at a time by evaluating and cataloging each song’s particular attributes. The Music Genome Project database is a subset of our full catalog available to be played. Over time, our service has evolved by using data science to develop playlisting algorithms that further tailor the listener experience based on individual listener and broader audience reactions to the recordings we pick. With billions of data points collected from our listeners, we are able to use listeners’ feedback to fuel our ability to choose exactly the right song for our users. Founded by musicians, Pandora also empowers artists with valuable data and tools to help grow their audience and connect with their fans.

Pandora is available as an ad-supported service, a radio subscription service called Pandora Plus and an on-demand subscription service called Pandora Premium. The majority of our listener hours occur on mobile devices, with the majority of our revenue generated from advertising on our ad-supported radio service on these devices. With billions of data points that help us understand our users’ preferences, we offer both local and national advertisers the opportunity to deliver targeted messages to our listeners using a combination of audio, display and video advertisements. We also generate increasing revenue from our subscription offerings.

We were incorporated as a California corporation in January 2000 and reincorporated as a Delaware corporation in December 2010. Our principal operations are located in the United States. Our principal executive offices are located at 2101 Webster Street, Suite 1650, Oakland, California 94612 and our telephone number is (510) 451-4100. Our website address is www.pandora.com. The information on or accessible through our website is not part of and is not incorporated into this prospectus.

RISK FACTORS

Investing in any of our securities involves risk. Before deciding to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, the applicable prospectus supplement and any free writing prospectus we may provide you, including each of the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by subsequent quarterly, annual and other reports and documents we file with the SEC that are incorporated by reference herein or in the applicable prospectus supplement by reference or by any free writing prospectus. The risks and uncertainties described are those presently known to us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and liquidity and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, share repurchases, additions to working capital, capital expenditures and investments in our subsidiaries. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose. We will not receive any proceeds from sales by any selling stockholders using this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth, for each of the periods presented, our ratio of earnings to fixed charges and our coverage deficiency. You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus.

	Three months ended March 31	Year ended December 31
	2018	2017	2016	2015	2014
Net loss	(139,068)	(558,561)	(342,978)	(169,661)	(30,406)
Ratio of earnings to fixed charges and preferred stock dividends (1)	N/A	N/A	N/A	N/A	N/A
Coverage deficiency	(139,068)	(558,561)	(342,978)	(169,661)	(30,406)

(1)	We did not record earnings for the years ended December 31, 2014, 2015, 2016 and 2017 and the three months ended March 31, 2018. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes us to issue up to 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001.

As of May 23, 2018 we had issued and outstanding:

•	256,696,991 shares of Common Stock; and

•	480,000 shares of preferred stock, consisting entirely of our Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”).

The following descriptions of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified in their entirety by our certificate of incorporation (including the certificate of designation of preferences, rights and limitations of Series A Convertible Preferred Stock) and amended and restated bylaws currently in effect, which are filed as exhibits hereto, and applicable law. Copies of these documents are filed with the SEC and are available upon request.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after the offering or in the foreseeable future.

Stockholder Meetings

Our certificate of incorporation and our amended and restated bylaws provide that annual stockholder meetings will be held at the date, time and place, if any, as selected by our Board of Directors. Our amended and restated bylaws provide that special meetings of the stockholders may be called by the chairman of our Board of Directors, the lead director designated in accordance with our corporate governance guidelines or the president and will be called by the chairman, lead director, president or secretary on the written request of three directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors; provided, however, that, except as otherwise required by law, holders of our Common Stock will not be entitled to vote on any amendment to the company’s certificate of incorporation, as amended (including any certificate of designation) that relates solely to the terms of one or more outstanding series of preferred stock (including the Series A Preferred Stock) if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series of preferred stock, to vote on such amendment pursuant to the certificate of incorporation, as amended (including any certificate of designation) or pursuant to the DGCL. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of our directors.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock (including the Series A Preferred Stock).

Rights and Preferences

Holders of our Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock (including the Series A Preferred Stock and any series that we may designate in the future).

Preferred Stock

Subject to the limitations set forth in the Certificate of Designation, our Board of Directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. The issuance of preferred stock by us may adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.

Series A Preferred Stock

In June 2017, we entered into an agreement with Sirius XM Radio Inc. (“Sirius”) to sell 480,000 shares of Series A Preferred Stock for $1,000 per share, with gross proceeds to us of $480 million (the “Investment Agreement”). The Series A Preferred Stock was issued at two closings: 172,500 shares were issued for $172.5 million at an initial closing that occurred on June 9, 2017 upon signing the Investment Agreement with Sirius (the “Initial Closing”) and 307,500 shares were issued for $307.5 million at an additional closing that occurred on September 22, 2017 (the “Additional Closing”).

On June 9, 2017, we filed with the Secretary of State of the State of Delaware our Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), which became effective upon filing. The Certificate of Designation classifies the Series A Preferred Stock and establishes the designations, preferences, conversion and other rights, voting powers, restrictions, rights and limitations as to dividends, qualifications and terms and conditions of the shares of the Series A Preferred Stock.

The following is a summary of the material terms of the Series A Preferred Stock. For a more complete description, you should refer to the Certificate of Designation, which is filed as an exhibit hereto.

Ranking

The Series A Preferred Stock ranks senior to our Common Stock with respect to dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up the affairs of the company.

Liquidation

The Series A Preferred Stock has a liquidation preference of $1,000 per share plus all accrued and unpaid dividends as of the date of any liquidation, dissolution or winding up. Upon liquidation, dissolution or winding up of the affairs of the company, before any distributions may be made with respect to our Common Stock and subject to the rights of holders of any Senior Stock or Parity Stock (each as defined in the Certificate of Designation) and the rights of our creditors, the amount paid with respect to each share of Series A Preferred Stock will be the greater of (i) the $1,000 liquidation preference plus all accrued and unpaid dividends as of the date of such liquidation, dissolution or winding up and (ii) the amount holders of Series A Preferred Stock would have received had such holders converted their shares of Series A Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up (assuming such holders were permitted to convert all of their shares of Series A Preferred Stock and were not subject to the 19.99% cap on conversion described below). If our assets are insufficient for a full liquidation distribution, a pro rata partial distribution will be made.

Dividends

Holders of Series A Preferred Stock are entitled to a cumulative dividend at the rate of 6.0% per annum, payable quarterly in arrears. If we fail to declare and pay a full dividend on the Series A Preferred Stock on any Dividend Payment Date (as defined in the Certificate of Designation), dividends payable on such Dividend Payment Date on the Series A Preferred Stock will be deemed to have accrued during the applicable period at 6.0% per annum and will continue to accrue and cumulate at the same rate. As long as the Series A Preferred Stock dividends are in arrears, we may not declare any dividend on, or make any distributions relating to, our Common Stock or redeem, purchase, acquire, or make any liquidation payment relating to, any of our Common Stock, subject to certain exceptions (e.g., redemptions pursuant to employment contracts and benefit plans).

Conversion Rights

Subject to the terms of the Certificate of Designation, the Series A Preferred Stock is convertible at any time at the option of the holders into shares of Common Stock at an initial conversion price of $10.50 per share of Common Stock and at an initial conversion rate of 95.2381 shares of Common Stock per share of Series A Preferred Stock (subject to adjustments for accrued and unpaid dividends and certain anti-dilution adjustments).

We may settle the conversion in Common Stock, cash or any combination thereof. However, the Series A Preferred Stock may not be converted into more than 19.99% of the Common Stock outstanding as of the date of the Initial Closing until our stockholders have approved the issuance of Common Stock in excess of such 19.99% cap, as required by the New York Stock Exchange’s listing requirements (“Stockholder Approval”). Additionally, the Series A Preferred Stock may not be converted if such conversion would require clearance under the Hart-Scott-Rodino Antitrust Improvements Act and such clearance has not been obtained.

At any time the Series A Preferred Stock would be, but for the 19.99% cap, convertible into a number of shares of Common Stock exceeding 19.99% of the Common Stock outstanding on the date of the Initial Closing, the holders of a majority of the outstanding Series A Preferred Stock may require the company to hold a meeting of the company’s shareholders for the purpose of obtaining Stockholder Approval. The company must hold the shareholder meeting within 120 days following written request by such holders and must use commercially reasonable efforts to obtain Stockholder Approval. If Stockholder Approval is not obtained at such meeting, the holders of a majority of the outstanding Series A Preferred Stock have the right to require the company to use its commercially reasonable efforts to obtain Stockholder Approval at any subsequent annual meeting of the company until Stockholder Approval is obtained.

Voting and Director Designation Rights

The vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required for the company to take the following actions: (i) any amendment, alteration or repeal of any provision of the company’s certificate of incorporation (including the Certificate of Designation) or bylaws that would have an adverse effect on the Series A Preferred Stock or its holders; (ii) any amendment or alteration of the company’s certificate of incorporation or any other action to authorize, create, or classify, or increase the number of authorized or issued shares of (or securities convertible into shares of), or reclassify any security into, or issue, additional Series A Preferred Stock (or other capital stock of the company which ranks equal or senior to Series A Preferred Stock as to dividend rights, redemption rights and/or liquidating distributions); (iii) the incurrence of additional debt such that the company’s aggregate indebtedness determined on a consolidated basis in accordance with U.S. generally accepted accounting principles (excluding capital lease obligations) would exceed (x) $500 million and (y) beginning in any year in which the company generates positive Consolidated EBITDA (as defined in the Certificate of Designation), three times trailing four quarter Consolidated EBITDA. If Sirius and its permitted transferees no longer beneficially own shares of Series A Preferred Stock and/or shares of Common Stock that were issued upon conversion of Series A Preferred Stock that represent at least 50% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased at the Initial Closing and at the Additional Closing under the Investment Agreement, Sirius will no longer have the right to approve the matters set forth in clauses (ii) and (iii) above.

Except with respect to matters on which holders of Series A Preferred Stock are entitled to vote as a separate class, holders of Series A Preferred Stock are entitled to vote as a single class with the holders of Common Stock on an as-converted basis (up to a maximum of 19.99% of the Common Stock outstanding as of the Initial Closing, unless and until Stockholder Approval has been received).

Sirius has the right to designate three directors for election to the Board of Directors. Upon the second anniversary of the Additional Closing, or if Sirius and its permitted transferees no longer beneficially own shares of Series A Preferred Stock and/or shares of Common Stock that were issued upon conversion of Series A Preferred Stock that represent at least 75% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased at the Initial Closing and at the Additional Closing under the Investment Agreement, Sirius will have the right to designate only two directors for election to the Board of Directors. A director designated by Sirius must be designated as Chairman of the Board of Directors, and a director designated by Sirius must be designated as a member of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee. We must include the Sirius designees in our slate of nominees at each relevant annual meeting of stockholders and must support the Sirius designees to the same extent that we support our other nominees. Sirius has the right to replace its designees in the event of a designee’s death, disability, resignation or removal. However, at any time, if Sirius and its permitted transferees no longer beneficially own shares of Series A Preferred Stock and/or shares of Common Stock that were issued upon conversion of Series A Preferred Stock that represent at least 50% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased at the Initial Closing and at the Additional Closing under the Investment Agreement, Sirius will lose its right to appoint any directors, and, at the written request of the Board of Directors, the directors designated by Sirius must immediately resign.

Redemption upon Change of Control

Upon certain change of control events involving the company (e.g., a merger involving the company or the acquisition of a majority of the company’s voting stock by any person), the Series A Preferred Stock must be redeemed at a price equal to the greater of (i) an amount in cash equal to 100% of the liquidation preference plus all accrued but unpaid dividends through the fifth anniversary of the Initial Closing (assuming the shares would have remained outstanding through that date) and (ii) the consideration the holders would have received if they had converted their shares of Series A Preferred Stock into Common Stock immediately prior to such change of control event (disregarding the 19.99% cap on conversion described above). If we do not have sufficient funds legally available under Delaware law, or if the redemption will be in violation of covenants or other provisions of any of our debt agreements, we will redeem, pro rata among the holders, the largest number of shares we are able to given these limitations and redeem all other shares as soon as practicable once legally available funds are available and the redemption will not be in violation of our debt agreements. All shares of Series A Preferred Stock not immediately repurchased will accrue dividends at the rate of 8.0% per annum.

Mandatory Redemption

Beginning from and after the fifth anniversary of the date of the Additional Closing, the holders of Series A Preferred Stock have the right to require us to redeem all or a portion of the Series A Preferred Stock at a price equal to 100% of the liquidation preference plus all accrued but unpaid dividends. We may redeem the Series A Preferred Stock for cash, Common Stock or any combination thereof, provided that, unless Stockholder Approval has been obtained, we may not settle the redemption for shares of Common Stock to the extent the 19.99% cap would be exceeded.

Optional Redemption

If at any time after the third anniversary of the date of the Additional Closing, the volume weighted average price per share of Common Stock exceeds $18.375, as may be adjusted pursuant to the Certificate of Designation, for at least 20 trading days in any period of 30 consecutive trading days, the company may redeem all of the outstanding Series A Preferred Stock at a price equal to 100% of the liquidation preference plus all accrued but unpaid dividends. We may effect such redemption, at our election, by paying cash, issuing shares of Common Stock or a combination thereof, provided that, unless Stockholder Approval has been obtained, we may not settle the redemption for shares of Common Stock to the extent the 19.99% cap would be exceeded.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Section 203 of the General Corporation Law of the State of Delaware

We are subject to the “business combination” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the stockholder becoming an interested stockholder, either the business combination or the transaction by which the stockholder became an interested stockholder is approved by the Board of Directors;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares in accordance with Section 203(a)(2) of the DGCL); or

•	on or subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with its affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s outstanding voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

In connection with approving the sale of Series A Preferred Stock to Sirius, our Board of Directors resolved to approve the Investment Agreement and the transactions contemplated hereby, including the acquisition of the Series A Preferred Stock and the underlying Common Stock by Sirius and certain of its affiliates. The Sirius transaction, and as a result Sirius and certain of its affiliates including Liberty Media Corporation, are therefore exempt from the provisions of Section 203.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide for the following:

•	our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms;

•	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of Common Stock outstanding will be able to elect all of our directors;

•	subject to the limitations in the Certificate of Designation, our Board of Directors may issue shares of preferred stock and determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval;

•	our directors may be removed by stockholders only for cause, and only our Board of Directors may fill vacancies created by expansion of our Board of Directors or the resignation, death or removal of a director;

•	subject to the rights of holders of any series of preferred stock then outstanding, all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and only a majority of our Board of Directors, the chairman of the Board of Directors or our president or secretary may call a special meeting of stockholders;

•	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting; and

•	subject to the rights of holders of any series of preferred stock then outstanding, a 66 2/3% stockholder vote is required for the rescission, alteration, amendment or repeal of the foregoing provisions of our certificate of incorporation or bylaws by stockholders, and our Board of Directors may amend the bylaws by majority vote.

The combination of the classification of our Board of Directors, the lack of cumulative voting and the 66 2/3% stockholder voting requirements will make it more difficult for our existing stockholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Since our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring unsolicited takeover attempts or delaying or preventing changes in control of our company or changes in management. They are intended to enhance our long-term value to our stockholders by increasing the likelihood of continued stability in the composition of our Board of Directors and its policies and discouraging certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of our company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our certificate of incorporation provides that the Delaware Court of Chancery will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the company to the company or the company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum selection provision in our certificate of incorporation. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Indemnification of Directors and Officers and Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our certificate of incorporation also provides for the advancement of expenses to each of our officers and directors.

Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our certificate of incorporation.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our certificate of incorporation or bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted of directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent for our Common Stock is Computershare Inc.

Listing

Our Common Stock is listed on The New York Stock Exchange under the symbol “P.”

DESCRIPTION OF WARRANTS

We and any selling stockholders may issue warrants to purchase Common Stock or preferred stock, collectively referred to as the underlying warrant securities, and such warrants may be issued independently or together with any of the underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us, or any selling stockholders, and a warrant agent. The warrant agent will act solely as our agent, and as applicable, the agent of any selling stockholders, in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The applicable prospectus supplement will describe the specific terms of any warrants offered thereby.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

We, or any selling stockholders, may sell the securities covered by this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through underwriters, dealers or agents; or

•	in any combination of the above or by any other legally available means of sale.

The prospectus supplement with respect to a particular offering of securities will identify the specific plan of distribution, including any direct purchasers or any underwriters, dealers or agents and their compensation.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Sidley Austin LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal controls over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth a statement of the estimated costs and expenses we expect to incur in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

Amount to Be Paid
Securities and Exchange Commission registration fee	$	+
Legal fees and expenses	$	++
Accounting fees and expenses	$	++
Transfer agent and registrar fees	$	++
Printing and engraving expenses	$	++
Miscellaneous	$	++

TOTAL	$	++

+	To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.
++	An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person has been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought has determined upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our certificate of incorporation also provides for the advancement of expenses to each of our officers and directors.

Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our certificate of incorporation.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our certificate of incorporation or bylaws.

Item 16. Exhibits

The following exhibits are filed as part of this Registration Statement.

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1*	Form of underwriting agreement

3.01	Amended and Restated Certificate of Incorporation	S-1/A	333-172215	3.1	4/4/2011

3.02	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-Q	001-35198	3.02	7/26/2016

3.03	Amended and Restated Bylaws	10-K	001-35198	3.03	2/26/2018

3.04	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock	8-K	001-35198	3.1	6/14/2017

4.1*	Form of warrant agreement (including form of warrant certificate)

5.1	Opinion of Sidley Austin LLP					X

23.1	Consent of Ernst & Young LLP					X

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included in Signature Page)					X

*	To be filed by post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakland, state of California, on this 24th day of May 2018.

PANDORA MEDIA, INC.

By:	/s/ Roger J. Lynch
Name:	Roger J. Lynch
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger Lynch, Naveen Chopra and Stephen Bené, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger J. Lynch Roger J. Lynch	President, Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2018

/s/ Naveen Chopra Naveen Chopra	Chief Financial Officer (Principal Financial Officer)	May 24, 2018

/s/ Karen Walker Karen Walker	Chief Accounting Officer (Principal Accounting Officer)	May 24, 2018

/s/ Gregory B. Maffei Gregory B. Maffei	Director	May 24, 2018

Roger C. Faxon	Director	May 24, 2018

David J. Frear	Director	May 24, 2018

Jason Hirschhorn	Director	May 24, 2018

/s/ Timothy Leiweke Timothy Leiweke	Director	May 24, 2018

/s/ Michael M. Lynton Michael M. Lynton	Director	May 24, 2018

/s/ James E. Meyer James E. Meyer	Director	May 24, 2018

/s/ Mickie Rosen Mickie Rosen	Director	May 24, 2018